SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2002

CYBERLUX CORPORATION
(Name of Small Business issuer in its charter)

NEVADA	000-33415	91-2048178
(State or other jurisdiction of incorporation or organization)	(Commission file No.)	(IRS Employer Identification No.)

50 ORANGE ROAD
PINEHURST, NC 28374

(Address of principal executive offices including zip code)

            (910) 235-0066
(Registrant's telephone number including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 17, 2002, G. Brad Beckstead ("Beckstead"), resigned as the Company's certifying accountant. Beckstead's reports on the Company's financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion; however, the audit report for the years ended December 31, 2001 and 2000 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the year ended December 31, 2001 and the period May 17, 2000 (date of inception) through December 31, 2001, and the subsequent interim period through July 17, 2002 the Company has not had any disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP (" Russell Bedford Stefanou Mirchandani") as its certifying accountant as of August 23, 2002 for the Company's fiscal year ending December 31, 2002. The Company has not consulted Russell Bedford Stefanou Mirchandani previously.

Beckstead's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.               Description

16         Letter from G. Brad Beckstead Certified Public Accountant to the Commission, dated August 29, 2002.

SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2002	Cyberlux Corporation

/s/ John W. Ringo
John W. Ringo, Secretary